As filed with the Securities and Exchange Commission on September 23, 2010

Registration No. 333-168557

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEMTURA CORPORATION

(DEBTOR-IN-POSSESSION)

(Exact name of registrant as specified in its charter)

Delaware	2820	52-2183153
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 3700, Philadelphia, PA 19103

199 Benson Road, Middlebury, CT 06749

(203) 573-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Billie S. Flaherty

Senior Vice President, General Counsel and Secretary

Chemtura Corporation

199 Benson Road

Middlebury, CT 06749

(203) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert M. Hayward, P.C.

Theodore A. Peto

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Chemtura Corporation (the “Registrant”) previously registered up to 7,385,524 shares of its common stock pursuant to the Registration Statement on Form S-1 (Registration No. 333-168557), filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2010, as amended by Amendment No. 1 thereto, filed with the Commission on August 27, 2010 (as so amended, the “Registration Statement”). The Registration Statement, which was declared effective by the Commission on August 30, 2010, related to the Registrant’s distribution of non-transferable rights to subscribe for 7,385,524 shares of the Registrant’s new common stock, which rights were issued to certain eligible holders (the “Rights Offering”). The Rights Offering was scheduled to expire at 5:00 p.m., (EDT) on September 30, 2010. However, a condition to the Rights Offering was that holders of Class 13a interests vote to approve the Registrant’s joint plan of reorganization (the “Plan”). This condition was not satisfied when the holders of Class 13a interests voted to not approve the Plan and, therefore, the Rights Offering was terminated without any shares of new common stock being sold. In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 7,385,524 shares of new common stock not sold in the Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut on September 23, 2010.

CHEMTURA CORPORATION (DEBTOR-IN-POSSESSION) (Registrant)

By:	/S/ STEPHEN C. FORSYTH
Name:	Stephen C. Forsyth
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2010.

/S/ STEPHEN C. FORSYTH Stephen C. Forsyth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2010.

* Kevin V. Mahoney	Senior Vice President and Corporate Controller (Principal Accounting Officer)	September 23, 2010.

* Nigel D. T. Andrews	Director	September 23, 2010.

* James W. Crownover	Director	September 23, 2010.

* Martin M. Hale	Director	September 23, 2010.

* Roger L. Headrick	Lead Director	September 23, 2010.

* Burton M. Joyce	Director	September 23, 2010.

* Bruce F. Wesson	Director	September 23, 2010.

* John K. Wulff	Director	September 23, 2010.

* By:	/S/ STEPHEN C. FORSYTH
Attorney-in-fact